       SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 19, 2006

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100

Downers Grove, Illinois 60515

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2006, Hub Group, Inc. entered into a definitive agreement to acquire substantially all of the assets of Comtrak, Inc. for $38 million in cash. The purchase price is subject to adjustment based on Comtrak’s working capital at closing. In addition, the agreement provides for an earn-out for the remainder of 2006 and 2007, consisting of two cash payments, each of which will not exceed $5 million. The closing, which is expected to occur during the first quarter of 2006, is subject to certain customary closing conditions and approvals. A copy of the purchase agreement is attached as Exhibit 10.1 to this Form 8-K and a copy of a press release issued by Hub Group, Inc. regarding such agreement is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.
(b) Not Applicable.
(c) A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUB GROUP, INC.

DATE: January 24, 2006	/s/ David P. Yeager
By: David P. Yeager
Title: Vice Chairman and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

10.1	Asset Purchase Agreement, dated January 19, 2006, by and among Hub Group, Inc., Comtrak, Inc. and Michael J. Bruns.

99.1	Press release, issued on January 19, 2006, announcing Hub Group, Inc. has entered into a definitive purchase agreement regarding the acquisition of the assets of Comtrak, Inc.